Exhibit 99.1

Media

Dan Greenfield

EarthLink Media Relations

404-748-6889

greenfie@corp.earthlink.net

Carla Shaw

EarthLink Media Relations

404-748-7436

shawcm@corp.earthlink.net

Investors

Mike Gallentine

EarthLink Investor Relations

404-748-6153

gallentineml@corp.earthlink.net

EARTHLINK TO RESTRUCTURE ITS CONTACT CENTER OPERATIONS

ATLANTA, Jan. 6, 2004 — EarthLink, Inc. (Nasdaq: ELNK) today announced a comprehensive plan to restructure its contact center operations.  The restructuring efforts are part of the company’s continuing strategy to deliver award winning service as it increases operational efficiencies and reduces overall costs.

Under the plan, EarthLink will close its contact center operations in Harrisburg, PA, Roseville, CA, San Jose, CA, and Pasadena, CA and reduce its contact center operations in Atlanta by the end of the first quarter of 2004.   EarthLink expects a seamless transition as customer support functions will be routed to its remaining Atlanta staff and to outsourced contact center providers.  Approximately 1,300 employees will be directly impacted.

“EarthLink remains committed to delivering award winning customer service and maintaining our reputation for excellence and innovative tools and features,” said Garry Betty, EarthLink’s chief executive officer.  “By improving operational efficiencies, this plan allows us to serve our customers and better compete in a highly dynamic marketplace.”

EarthLink expects to record facility exit costs of approximately $36 million in the first quarter associated with this restructuring.  These costs include approximately $13 million for certain employee-related costs, $14 million for lease termination costs, and $9 million for non-cash asset write-offs.  These facility exit costs are not included in EarthLink’s previously stated expectations for

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2004 net income of $31 - $63 million, and EarthLink will reduce expectations for net income accordingly. The efficiencies gained through this plan will allow the company to invest in increased subscriber growth while still achieving growth in earnings. EarthLink will issue further detail on its expectations for 2004 when it reports fourth quarter 2003 results in late January.

About EarthLink

“EarthLink revolves around yousm.”  As a leading national Internet service provider (ISP) headquartered in Atlanta, EarthLink has earned an award winning reputation for outstanding customer service and its suite of online products and services. According to the J.D. Power and Associates 2003 Internet Service Provider Residential Customer Satisfaction StudySM, EarthLink is ranked highest in customer satisfaction among high-speed Internet Service Providers. Serving approximately five million subscribers, EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal drop-offs and ISP-generated intrusions, and customizable features. Whether it’s dial-up, high-speed, Web hosting, or wireless Internet service, EarthLink provides the tools that best let individuals use and enjoy the Internet on their own terms. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.earthlink.net.

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Cautionary Information Regarding Forward-Looking Statements

This earnings release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described.  Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct.  Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may not be able to successfully implement our broadband strategy which would materially and adversely affect our subscriber growth rates and future overall revenues; (2) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet services;  (3) that our service offerings may fail to be competitive with existing and new competitors; (4) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors, or may cause us to reduce, or prevent us from raising, prices for our services; (5) that our commercial and alliance arrangements, including marketing arrangements with Apple and Sprint, may be terminated or may not be as beneficial to us as management anticipates; (6) that declining levels of economic activity, increasing maturity of the market for Internet access, or fluctuations in the use of the

Internet could negatively impact our subscriber growth rates and incremental revenue levels; (7) that we may experience other difficulties that limit our growth potential or lower future overall revenues; (8) that service interruptions could harm our business; (9) that we have historically not been profitable and we may not be able sustain profitability;  (10) that our third party network providers may be unwilling or unable to provide Internet access; (11) that we may be unable to maintain or increase our customer levels if we do not have uninterrupted and reasonably priced access to local and long-distance telecommunications systems for delivering dial-up and/or broadband access, including, specifically, that integrated local exchange carriers and cable companies may not provide last mile broadband access to the company on a wholesale basis or on terms or at prices that allow the company to grow and be profitable in the broadband market; (12) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (13) that government regulations could force us to change our business practices; (14) that we may not experience the level of benefits we expect in connection with restructuring our contact centers and may not otherwise be able to contain our costs; and (15) that some other unforeseen difficulties may occur.  This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein.  These factors are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in EarthLink’s filings with the Securities and Exchange Commission.